Exhibit 32.2

Certification of Acting Principal Financial Officer pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Pzena Investment Management, Inc. (the “Company”) for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), Jessica R. Doran, as Chief Financial and Accounting Officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 3, 2019	/s/ Jessica R. Doran

Name: Jessica R. Doran
Title: Chief Financial Officer (Principal Financial and Accounting Officer)